UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2012

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Diamond Foods, Inc. (“Diamond” or the “Company”) has decided to close the Company’s Fishers, Indiana facility. The plant closure is expected to be completed by the end of January 2013 and will result in a reduction of approximately 100 employee positions, all based in Fishers. All of the Company’s full-time Fishers employees will be offered a separation package, including severance pay, benefits and outplacement support.

The closure is a result of the Company’s decision to eliminate less differentiated items in the Emerald product line, including peanuts and the Harmony brand, which have been produced in the Fishers facility. Upon completion of the closure, all of the Company’s Emerald products will be manufactured in the Stockton, California facility.

Note regarding forward-looking statements

This report includes statements that relate to future events, including statements about timing of closure of the Fishers facility, Diamond’s product lines and Emerald manufacturing plans and prospects are forward-looking statements based on Diamond’s current expectations and may be subject to significant adjustment. Actual events may differ materially from those projected in these forward-looking statements because of many risks and uncertainties, including: risks relating to litigation; relations with growers; availability and cost of walnuts and other raw materials; increasing competition and possible loss of key customers; manufacturing capabilities; and general economic and capital markets conditions. Risk factors affecting our business and prospects are described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2011, and under “Additional Risk Factors” in our Current Report on Form 8-K filed with the SEC on November 28, 2011. All statements in this report are made as of the date of this report, based on information currently available to us, and we assume no obligation to update any such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: October 25, 2012	By:	/s/ Stephen E. Kim
Name: Stephen E. Kim
Title: Senior Vice President, General Counsel